UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): 7/27/2026

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026, the Board of Directors (the "Board") of Lemonade, Inc. (the "Company") approved the transition of Tim Bixby from his role as the Company's Chief Financial Officer ("CFO"), effective January 1, 2027, to a Class III member of the Board. The Company expects to enter into a transition agreement with Mr. Bixby detailing the material terms for this transition, including any compensation arrangements, prior to the effective date of this transition, and such terms will be disclosed in an amendment to this Current Report on Form 8-K filing once finalized.

There is no arrangement or understanding pursuant to which Mr. Bixby was appointed to the Board. There are no family relationships between Mr. Bixby and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K, and Mr. Bixby has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 27, 2026, the Board appointed Nick Stead, 33, the Company's Senior Vice President Finance, to serve as Chief Financial Officer, effective as of January 1, 2027. Mr. Stead will be designated as principal financial officer and principal accounting officer. Mr. Stead joined the Company in December 2019 as Director FP&A and in September 2020 was promoted to Senior Director FP&A and Investor Relations. From February 2022 through March 2023, Mr. Stead then served as SVP, Finance and Business Operations at Flex, a consumer payment platform, before returning to Lemonade as VP Finance in March 2023 and being promoted to SVP Finance in July 2024. At Lemonade, Mr. Stead played an instrumental role in the Company's significant financial milestones, including the Company's initial public offering and secondary offering, a strategic acquisition, and more recently the Company's sales and marketing growth financing arrangements. Prior to joining the Company, Mr. Stead held various strategic finance roles in technology and banking firms.

The material terms of Mr. Stead's compensation and employment arrangements as Chief Financial Officer will be established prior to the effective date of his promotion and will be disclosed in an amendment to this Current Report on Form 8-K once finalized.

Mr. Stead has no family relationship with any director or other executive officer of the Company. There are no family relationships between Mr. Stead and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K, and Mr. Stead has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: July 29, 2026	By:	/s/ Daniel Schreiber
Daniel Schreiber
Chief Executive Officer